EXHIBIT 99.1

For Immediate Release:	July 20, 2023
HOMB’s Safe Harbor for Uninsured Deposits, Strong Asset Quality and Profitability
Among Shining Stars in the Second Quarter of 2023
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the Second Quarter of 2023:

Metric	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Net income	$105.3 million	$103.0 million	$115.7 million	$108.7 million	$16.0 million
Total revenue (net)	$257.2 million	$248.8 million	$272.3 million	$256.3 million	$243.3 million
Income before income taxes	$136.9 million	$132.9 million	$148.4 million	$142.0 million	$19.3 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$140.9 million	$134.1 million	$153.4 million	$142.0 million	$77.9 million
Pre-tax net income to total revenue (net)	53.23%	53.43%	54.50%	55.39%	7.92%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	54.78%	53.91%	56.34%	55.39%	32.00%
ROA	1.90%	1.84%	1.98%	1.81%	0.26%
NIM	4.28%	4.37%	4.21%	4.05%	3.64%
Purchase accounting accretion	$2.7 million	$3.2 million	$3.5 million	$4.6 million	$5.2 million
ROE	11.63%	11.70%	13.29%	12.25%	1.78%
ROTCE (non-GAAP)(1)	19.39%	19.75%	22.96%	20.93%	2.96%
Diluted earnings per share	$0.52	$0.51	$0.57	$0.53	$0.08
Non-performing assets to total assets	0.28%	0.33%	0.27%	0.27%	0.25%
Common equity tier 1 capital	13.6%	13.2%	12.9%	13.0%	12.8%
Leverage	11.9%	11.4%	10.9%	10.4%	9.8%
Tier 1 capital	13.6%	13.2%	12.9%	13.0%	12.9%
Total risk-based capital	17.3%	16.8%	16.5%	16.7%	16.6%
Allowance for credit losses to total loans	2.01%	2.00%	2.01%	2.09%	2.11%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“The first six months of 2023 have been a challenging time for the banking industry; however, I am proud of the fortitude shown by Home BancShares. Our performance metrics, in the second quarter, were impressive, and I am the most proud of the fact that we can more than cover our uninsured and uncollateralized deposits. We have worked hard to protect all deposits (insured and uninsured), our shareholders, our customers and our employees. It is our committed goal to keep Home BancShares, Centennial Bank and Happy State Bank in this position,” said John Allison, Chairman and CEO of HOMB.
“Our asset quality continues to remain strong with improvements from the first quarter in nonperforming loans to total loans, nonperforming assets to total assets and non-accruals. Our disciplined underwriting is a core focus for Centennial Bank, and the proof is certainly in the pudding,” said Tracy French, President and CEO of Centennial Bank.

Liquidity and Funding Sources

At June 30, 2023, the Company held $1.71 billion in net available internal liquidity. This balance consisted of $1.20 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $307.8 million in cash with the Federal Reserve Bank (FRB) and $205.4 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $4.90 billion in net available external liquidity as of June 30, 2023. This included $5.20 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $1.83 billion has been drawn upon in the ordinary course of business, resulting in $3.37 billion in net available liquidity with the FHLB as of June 30, 2023. The $1.83 billion consisted of $650.0 million in outstanding FHLB advances and $1.18 billion used for pledging purposes. The Company also had access to approximately $1.48 billion in liquidity with the FRB as of June 30, 2023, of which $50.0 million has been drawn upon in the ordinary course of business, resulting in $1.43 billion in net available liquidity with the FRB as of June 30, 2023. The $1.43 billion consisted of $77.4 million available from the Discount Window and $1.35 billion available through the Bank Term Funding Program (BTFP). As of June 30, 2023, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB), and $45.0 million from other various external sources.
Overall, the Company had $6.61 billion net available liquidity as of June 30, 2023, which consisted of $1.71 billion of net available internal liquidity and $4.90 billion in net available external liquidity. Details on the Company’s available liquidity as of June 30, 2023 is available below.

(in thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$1,196,466	$—	$1,196,466
Cash at FRB	307,765	—	307,765
Other liquid cash accounts	205,389	—	205,389
Total Internal Liquidity	1,709,620	—	1,709,620
External Sources
FHLB	5,201,184	1,827,490	3,373,694
FRB Discount Window	77,440	—	77,440
BTFP (par value)	1,403,388	50,000	1,353,388
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	6,782,012	1,877,490	4,904,522
Total Available Liquidity	$8,491,632	$1,877,490	$6,614,142

The Company has continued to limit its exposure to uninsured deposits and has been actively monitoring this in light of the current banking environment. As of June 30, 2023, the Company held approximately $7.69 billion in uninsured deposits of which $2.76 billion were collateralized deposits, for a net position of $4.93 billion. This represents approximately 29.0% of total deposits. In addition, net available liquidity exceeded uninsured and uncollateralized deposits by $1.69 billion.

(in thousands)	As of June 30, 2023
Uninsured Deposits	$7,688,248
Collateralized Deposits	2,761,675
Net Uninsured Position	$4,926,573

Total Available Liquidity	$6,614,142
Net Uninsured Position	4,926,573
Net Available Liquidity in Excess of Uninsured Deposits	$1,687,569
In the event the Company’s $4.93 billion net position of uninsured deposits had been called by depositors on the first day of the second quarter of 2023 and remained outstanding during the entire quarter, the Company estimates that interest expense would have increased by approximately $69.6 million for the period ended June 30, 2023. The outflow of deposits could have been funded through available sources of liquidity without selling our investment securities. In this event, because of the high profitability levels of HOMB, the Company estimates that it would still have achieved return on average assets (ROA) of 1.26% for the period ended June 30, 2023.
For the first quarter, the Company ranked 8th in the top 200 exchange-traded banks in the country for ROA(2). The Company’s second quarter ROA of 1.90% is an impressive improvement from 1.84% for the first quarter and should retain a ranking in the top 10 for the second quarter.

Operating Highlights
Net income for the three-month period ended June 30, 2023 was $105.3 million, or $0.52 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $102.6 million(1), and $0.51 per share(1), respectively, for the three months ended June 30, 2023.
Our net interest margin was 4.28% for the three-month period ended June 30, 2023, compared to 4.37% for the three-month period ended March 31, 2023. The yield on loans was 6.84% and 6.64% for the three months ended June 30, 2023 and March 31, 2023, respectively, as average loans decreased from $14.47 billion to $14.26 billion. Additionally, the rate on interest bearing deposits increased to 2.27% as of June 30, 2023, from 1.90% as of March 31, 2023, while average interest-bearing balances decreased from $12.65 billion to $12.42 billion.
During the second quarter of 2023, there was $1.3 million of event interest income compared to event interest income of $2.1 million for the first quarter of 2023.
Purchase accounting accretion on acquired loans was $2.7 million and $3.2 million and average purchase accounting loan discounts were $32.5 million and $35.5 million for the three-month periods ended June 30, 2023 and March 31, 2023, respectively.

Net interest income on a fully taxable equivalent basis was $209.1 million for the three-month period ended June 30, 2023, and $216.2 million for the three-month period ended March 31, 2023. This reduction in net interest income for the three-month period ended June 30, 2023, was the result of an $11.6 million increase in interest expense, partially offset by an $4.6 million increase in interest income. The $11.6 million increase in interest expense was due to an $11.0 million increase in interest expense on deposits, a $406,000 increase in interest expense on FHLB borrowed funds and a $253,000 increase in interest expense on securities sold under agreement to repurchase. The increase in interest expense is a result of the rising interest rate environment. The $4.6 million increase in interest income was primarily the result of a $6.1 million increase in loan interest income, partially offset by a $1.0 million decrease in income from interest-bearing balances due from banks and a $687,000 decrease in investment income. The increase in interest income is also a result of the rising interest rate environment.
The Company reported $49.5 million of non-interest income for the second quarter of 2023. The most important components of second quarter non-interest income were $15.1 million from other income, $11.8 million from other service charges and fees, $9.2 million from service charges on deposit accounts, $4.1 million from trust fees, $2.9 million from dividends from FHLB, FRB, FNBB and other, $2.7 million in mortgage lending income and a $1.2 million increase in cash value of life insurance. The $15.1 million in other income includes $2.8 million in bank owned life insurance “BOLI” death benefit income.
Non-interest expense for the second quarter of 2023 was $116.3 million. The most important components of non-interest expense were $64.5 million from salaries and employee benefits, $27.7 million in other operating expense, $14.9 million in occupancy and equipment expenses and $9.2 million in data processing expenses. For the second quarter of 2023, our efficiency ratio was 44.00%, and our efficiency ratio, as adjusted (non-GAAP), was 44.83%(1).

Financial Condition
Total loans receivable were $14.18 billion at June 30, 2023, compared to $14.39 billion at March 31, 2023. Total deposits were $17.00 billion at June 30, 2023, compared to $17.45 billion at March 31, 2023. Total assets were $22.13 billion at June 30, 2023, compared to $22.52 billion at March 31, 2023.
During the second quarter of 2023, the Company experienced approximately $205.7 million in loan decline. Centennial CFG experienced $314.3 million of organic loan decline and had loans of $1.86 billion at June 30, 2023. Our remaining markets experienced $108.8 million in organic loan growth during the quarter.
Non-performing loans to total loans was 0.43% and 0.51% at June 30, 2023 and March 31, 2023, respectively. Non-performing assets to total assets was 0.28% and 0.33% at June 30, 2023 and March 31, 2023, respectively. Net charge-offs were $3.8 million and $3.7 million for the three months ended June 30, 2023 and March 31, 2023, respectively.
Non-performing loans at June 30, 2023 were $11.2 million, $19.7 million, $22.6 million, $382,000, $3.8 million and $2.8 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $60.5 million. Non-performing assets at June 30, 2023 were $11.3 million, $20.0 million, $23.0 million, $382,000, $3.8 million and $2.8 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $61.3 million.

The Company’s allowance for credit losses on loans was $285.7 million at June 30, 2023, or 2.01% of total loans, compared to the allowance for credit losses on loans of $287.2 million, or 2.00% of total loans, at March 31, 2023. As of June 30, 2023 and March 31, 2023, the Company’s allowance for credit losses on loans was 472.23% and 388.23% of its total non-performing loans, respectively.
Stockholders’ equity was $3.65 billion at June 30, 2023, compared to $3.63 billion at March 31, 2023, an increase of approximately $23.2 million. The increase in stockholders’ equity is primarily associated with the $68.8 million increase in retained earnings, partially offset by the $36.4 million increase in accumulated other comprehensive loss and $11.8 million in stock repurchases. Book value per common share was $18.04 at June 30, 2023, compared to $17.87 at March 31, 2023. Tangible book value per common share (non-GAAP) was $10.87(1) at June 30, 2023, compared to $10.71(1) at March 31, 2023.

Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 63 branches in Texas, 5 branches in Alabama and one branch in New York City.

Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, July 20, 2023. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/803091970. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=7b6f0651&confId=52560. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 094402. A replay of the call will be available by calling 1-866-813-9403, Passcode: 607184, which will be available until July 27, 2023, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) The Company estimated this ranking based on available industry data.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations that may result from any future outbreaks of the COVID-19 pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
ASSETS
Cash and due from banks	$275,656	$250,841	$263,893	$268,929	$287,451
Interest-bearing deposits with other banks	335,535	437,213	460,897	1,311,492	2,528,925
Cash and cash equivalents	611,191	688,054	724,790	1,580,421	2,816,376
Federal funds sold	1,550	—	—	2,700	—
Investment securities - available-for-sale, net of allowance for credit losses	3,645,013	3,772,138	4,041,590	4,085,102	3,791,509
Investment securities - held-to-maturity, net of allowance for credit losses	1,285,150	1,286,373	1,287,705	1,251,007	1,366,781
Total investment securities	4,930,163	5,058,511	5,329,295	5,336,109	5,158,290
Loans receivable	14,180,972	14,386,634	14,409,480	13,829,311	13,923,873
Allowance for credit losses	(285,683)	(287,169)	(289,669)	(289,203)	(294,267)
Loans receivable, net	13,895,289	14,099,465	14,119,811	13,540,108	13,629,606
Bank premises and equipment, net	397,315	402,094	405,073	411,479	415,056
Foreclosed assets held for sale	725	425	546	365	373
Cash value of life insurance	213,090	214,792	213,693	212,619	211,811
Accrued interest receivable	101,066	102,740	103,199	88,671	80,274
Deferred tax asset, net	206,430	193,334	209,321	228,979	208,585
Goodwill	1,398,253	1,398,253	1,398,253	1,394,353	1,398,400
Core deposit intangible	53,500	55,978	58,455	60,932	63,410
Other assets	317,857	304,609	321,152	300,634	270,987
Total assets	$22,126,429	$22,518,255	$22,883,588	$23,157,370	$24,253,168
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,598,593	$4,945,729	$5,164,997	$5,540,539	$6,036,583
Savings and interest-bearing transaction accounts	11,169,940	11,392,566	11,730,552	11,968,519	12,424,192
Time deposits	1,228,358	1,107,171	1,043,234	1,033,266	1,119,297
Total deposits	16,996,891	17,445,466	17,938,783	18,542,324	19,580,072
Securities sold under agreements to repurchase	160,349	138,742	131,146	121,555	118,573
FHLB and other borrowed funds	701,550	650,000	650,000	400,000	400,000
Accrued interest payable and other liabilities	173,426	212,887	196,877	192,908	197,503
Subordinated debentures	440,129	440,275	440,420	440,568	458,455
Total liabilities	18,472,345	18,887,370	19,357,226	19,697,355	20,754,603
Stockholders' equity
Common stock	2,026	2,032	2,034	2,042	2,053
Capital surplus	2,366,560	2,375,754	2,386,699	2,404,388	2,426,271
Retained earnings	1,578,176	1,509,400	1,443,087	1,361,040	1,286,146
Accumulated other comprehensive loss	(292,678)	(256,301)	(305,458)	(307,455)	(215,905)
Total stockholders' equity	3,654,084	3,630,885	3,526,362	3,460,015	3,498,565
Total liabilities and stockholders' equity	$22,126,429	$22,518,255	$22,883,588	$23,157,370	$24,253,168

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
(In thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Interest income:
Loans	$243,152	$236,997	$221,280	$195,841	$181,779	$480,149	$311,221
Investment securities
Taxable	34,751	35,288	33,639	28,273	20,941	70,039	30,021
Tax-exempt	7,932	7,963	7,855	8,069	7,725	15,895	12,432
Deposits - other banks	3,729	4,685	10,109	10,763	6,565	8,414	8,238
Federal funds sold	68	6	12	9	3	74	4
Total interest income	289,632	284,939	272,895	242,955	217,013	574,571	361,916
Interest expense:
Interest on deposits	70,147	59,162	47,019	23,347	10,729	129,309	15,623
Federal funds purchased	2	—	—	—	2	2	2
FHLB borrowed funds	6,596	6,190	5,388	1,917	1,896	12,786	3,771
Securities sold under agreements to repurchase	1,121	868	701	434	187	1,989	295
Subordinated debentures	4,123	4,124	4,121	4,153	5,441	8,247	12,319
Total interest expense	81,989	70,344	57,229	29,851	18,255	152,333	32,010
Net interest income	207,643	214,595	215,666	213,104	198,758	422,238	329,906
Provision for credit losses on loans	2,300	1,200	5,000	—	45,170	3,500	45,170
Provision for credit losses on unfunded commitments	—	—	—	—	11,410	—	11,410
Provision for credit losses on investment securities	1,683	—	—	—	2,005	1,683	2,005
Total credit loss expense	3,983	1,200	5,000	—	58,585	5,183	58,585
Net interest income after credit loss expense	203,660	213,395	210,666	213,104	140,173	417,055	271,321
Non-interest income:
Service charges on deposit accounts	9,231	9,842	10,134	10,756	10,084	19,073	16,224
Other service charges and fees	11,763	11,875	10,363	13,951	12,541	23,638	20,274
Trust fees	4,052	4,864	3,981	3,980	4,320	8,916	4,894
Mortgage lending income	2,650	2,571	3,566	4,179	5,996	5,221	9,912
Insurance commissions	518	526	453	601	658	1,044	1,138
Increase in cash value of life insurance	1,211	1,104	1,079	1,089	1,140	2,315	1,632
Dividends from FHLB, FRB, FNBB & other	2,922	2,794	2,814	1,741	3,945	5,716	4,643
Gain on SBA loans	—	139	30	58	—	139	95
Gain (loss) on branches, equipment and other assets, net	917	7	10	(13)	2	924	18
Gain on OREO, net	319	—	13	—	9	319	487
Fair value adjustment for marketable securities	783	(11,408)	1,032	(2,628)	(1,801)	(10,625)	324
Other income	15,143	11,850	23,185	9,487	7,687	26,993	15,609
Total non-interest income	49,509	34,164	56,660	43,201	44,581	83,673	75,250
Non-interest expense:
Salaries and employee benefits	64,534	64,490	64,249	65,290	65,795	129,024	109,346
Occupancy and equipment	14,923	14,952	14,884	15,133	14,256	29,875	23,400
Data processing expense	9,151	8,968	9,062	8,747	10,094	18,119	17,133
Merger and acquisition expenses	—	—	—	—	48,731	—	49,594
Other operating expenses	27,674	26,234	30,708	25,176	26,606	53,908	42,905
Total non-interest expense	116,282	114,644	118,903	114,346	165,482	230,926	242,378
Income before income taxes	136,887	132,915	148,423	141,959	19,272	269,802	104,193
Income tax expense	31,616	29,953	32,736	33,254	3,294	61,569	23,323
Net income	$105,271	$102,962	$115,687	$108,705	$15,978	$208,233	$80,870

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
PER SHARE DATA

Diluted earnings per common share	$0.52	$0.51	$0.57	$0.53	$0.08	$1.02	$0.44
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.51	0.54	0.53	0.54	0.47	1.04	0.86
Basic earnings per common share	0.52	0.51	0.57	0.53	0.08	1.03	0.44
Dividends per share - common	0.180	0.180	0.165	0.165	0.165	0.36	0.33
Book value per common share	18.04	17.87	17.33	16.94	17.04	18.04	17.04
Tangible book value per common share (non-GAAP)(1)	10.87	10.71	10.17	9.82	9.92	10.87	9.92

STOCK INFORMATION

Average common shares outstanding	202,793	203,456	203,924	204,829	205,683	203,122	184,851
Average diluted shares outstanding	202,923	203,625	204,179	205,135	206,015	203,274	185,223
End of period common shares outstanding	202,573	203,168	203,434	204,219	205,291	202,573	205,291

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.90%	1.84%	1.98%	1.81%	0.26%	1.87%	0.75%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.85	1.95	1.84	1.83	1.57	1.90	1.48
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.07	2.00	2.15	1.97	0.31	2.03	0.83
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.02	2.12	2.00	1.99	1.70	2.07	1.60
Return on average common equity (ROE)	11.63	11.70	13.29	12.25	1.78	11.66	5.14
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	11.33	12.38	12.35	12.39	10.83	11.85	10.08
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	19.39	19.75	22.96	20.93	2.96	19.57	8.32
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	18.90	20.90	21.33	21.16	17.94	19.88	16.31
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	19.74	20.11	23.33	21.29	3.30	19.92	8.62
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	19.24	21.26	21.70	21.52	18.29	20.23	16.61
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Efficiency ratio	44.00%	44.80%	42.44%	43.24%	66.31%	44.39%	58.26%
Efficiency ratio, as adjusted (non-GAAP)(1)	44.83	43.42	43.07	42.97	46.02	44.12	46.53
Net interest margin - FTE (NIM)	4.28	4.37	4.21	4.05	3.64	4.33	3.46
Fully taxable equivalent adjustment	$1,494	$1,628	$2,017	$2,437	$2,471	$3,122	$4,209
Total revenue (net)	257,152	248,759	272,326	256,305	243,339	505,911	405,156
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	140,870	134,115	153,423	141,959	77,857	274,985	162,778
PPNR, as adjusted (non-GAAP)(1)	137,308	142,062	142,567	143,522	126,683	279,370	207,054
Pre-tax net income to total revenue (net)	53.23%	53.43%	54.50%	55.39%	7.92%	53.33%	25.72%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	51.85	56.63	50.52	56.00	52.06	54.20	51.10
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	54.78	53.91	56.34	55.39	32.00	54.35	40.18
P5NR, as adjusted (non-GAAP)(1)	53.40	57.11	52.35	56.00	52.06	55.22	51.10
Total purchase accounting accretion	$2,660	$3,172	$3,497	$4,578	$5,177	$5,832	$8,266
Average purchase accounting loan discounts	32,546	35,482	38,552	42,050	46,258	34,022	35,814

OTHER OPERATING EXPENSES

Hurricane expense	$—	$—	$176	$—	$—	$—	$—
Advertising	2,098	2,231	2,567	2,024	2,117	4,329	3,383
Amortization of intangibles	2,478	2,477	2,478	2,477	2,477	4,955	3,898
Electronic banking expense	3,675	3,330	3,914	3,828	3,352	7,005	5,890
Directors' fees	538	460	358	354	375	998	779
Due from bank service charges	286	273	273	316	396	559	666
FDIC and state assessment	3,220	3,500	2,224	2,146	2,390	6,720	4,058
Insurance	927	889	1,003	959	973	1,816	1,743
Legal and accounting	1,436	1,088	5,962	1,581	1,061	2,524	1,858
Other professional fees	2,774	2,284	2,552	2,466	2,254	5,058	3,863
Operating supplies	763	738	690	681	995	1,501	1,749
Postage	586	501	602	614	556	1,087	862
Telephone	573	528	576	593	384	1,101	721
Other expense	8,320	7,935	7,333	7,137	9,276	16,255	13,435
Total other operating expenses	$27,674	$26,234	$30,708	$25,176	$26,606	$53,908	$42,905
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
BALANCE SHEET RATIOS
Total loans to total deposits	83.43%	82.47%	80.33%	74.58%	71.11%
Common equity to assets	16.51	16.12	15.41	14.94	14.43
Tangible common equity to tangible assets (non-GAAP)(1)	10.65	10.33	9.66	9.24	8.94
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,480,738	$5,524,125	$5,632,063	$5,156,438	$5,092,539
Construction/land development	2,201,514	2,160,514	2,135,266	2,232,906	2,595,384
Agricultural	340,067	342,814	346,811	330,748	329,106
Residential real estate loans
Residential 1-4 family	1,790,218	1,748,231	1,748,551	1,704,850	1,708,221
Multifamily residential	455,754	637,633	578,052	525,110	389,633
Total real estate	10,268,291	10,413,317	10,440,743	9,950,052	10,114,883
Consumer	1,156,273	1,173,325	1,149,896	1,120,250	1,106,343
Commercial and industrial	2,288,646	2,368,428	2,349,263	2,268,750	2,187,771
Agricultural	297,743	250,851	285,235	313,693	324,630
Other	170,019	180,713	184,343	176,566	190,246
Loans receivable	$14,180,972	$14,386,634	$14,409,480	$13,829,311	$13,923,873
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$287,169	$289,669	$289,203	$294,267	$234,768
Allowance for credit losses on PCD loans - Happy acquisition	—	—	—	—	16,816
Loans charged off	4,726	4,288	5,379	6,313	3,265
Recoveries of loans previously charged off	940	588	845	1,249	778
Net loans charged off	3,786	3,700	4,534	5,064	2,487
Provision for credit losses - Happy acquisition	—	—	—	—	45,170
Provision for credit losses - loans	2,300	1,200	5,000	—	—
Balance, end of period	$285,683	$287,169	$289,669	$289,203	$294,267
Net charge-offs to average total loans	0.11%	0.10%	0.13%	0.15%	0.07%
Allowance for credit losses to total loans	2.01	2.00	2.01	2.09	2.11
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$49,627	$65,401	$51,011	$56,796	$44,170
Loans past due 90 days or more	10,869	8,567	9,845	4,898	16,432
Total non-performing loans	60,496	73,968	60,856	61,694	60,602
Other non-performing assets
Foreclosed assets held for sale, net	725	425	546	365	373
Other non-performing assets	64	74	74	104	104
Total other non-performing assets	789	499	620	469	477
Total non-performing assets	$61,285	$74,467	$61,476	$62,163	$61,079
Allowance for credit losses for loans to non-performing loans	472.23%	388.23%	475.99%	468.77%	485.57%
Non-performing loans to total loans	0.43	0.51	0.42	0.45	0.44
Non-performing assets to total assets	0.28	0.33	0.27	0.27	0.25
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2023			March 31, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$320,039	$3,729	4.67%	$426,051	$4,685	4.46%
Federal funds sold	5,350	68	5.10	474	6	5.13
Investment securities - taxable	3,718,320	34,751	3.75	3,867,737	35,288	3.70
Investment securities - non-taxable - FTE	1,280,781	9,332	2.92	1,289,564	9,482	2.98
Loans receivable - FTE	14,259,647	243,246	6.84	14,474,072	237,106	6.64
Total interest-earning assets	19,584,137	291,126	5.96	20,057,898	286,567	5.79
Non-earning assets	2,643,267			2,637,957
Total assets	$22,227,404			$22,695,855
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,242,988	$62,637	2.23%	$11,579,329	$54,857	1.92%
Time deposits	1,174,925	7,510	2.56	1,072,094	4,305	1.63
Total interest-bearing deposits	12,417,913	70,147	2.27	12,651,423	59,162	1.90
Federal funds purchased	123	2	6.52	—	—	—
Securities sold under agreement to repurchase	143,969	1,121	3.12	134,934	868	2.61
FHLB borrowed funds	679,445	6,596	3.89	651,111	6,190	3.86
Subordinated debentures	440,201	4,123	3.76	440,346	4,124	3.80
Total interest-bearing liabilities	13,681,651	81,989	2.40	13,877,814	70,344	2.06
Non-interest bearing liabilities
Non-interest bearing deposits	4,717,623			5,043,219
Other liabilities	197,936			205,230
Total liabilities	18,597,210			19,126,263
Shareholders' equity	3,630,194			3,569,592
Total liabilities and shareholders' equity	$22,227,404			$22,695,855
Net interest spread			3.56%			3.73%
Net interest income and margin - FTE		$209,137	4.28		$216,223	4.37

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2023			June 30, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$372,752	$8,414	4.55%	$3,374,606	$8,238	0.49%
Federal funds sold	2,926	74	5.10	1,805	4	0.45
Investment securities - taxable	3,791,872	70,039	3.72	3,155,481	30,021	1.92
Investment securities - non-taxable - FTE	1,285,148	18,814	2.95	1,061,822	16,339	3.10
Loans receivable - FTE	14,366,267	480,352	6.74	11,899,115	311,523	5.28
Total interest-earning assets	19,818,965	577,693	5.88	19,492,829	366,125	3.79
Non-earning assets	2,641,370			2,115,558
Total assets	$22,460,335			$21,608,387
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,410,230	$117,493	2.08%	$11,007,232	$13,643	0.25%
Time deposits	1,123,793	11,816	2.12	1,013,600	1,980	0.39
Total interest-bearing deposits	12,534,023	129,309	2.08	12,020,832	15,623	0.26
Federal funds purchased	62	2	6.51	437	2	0.92
Securities sold under agreement to repurchase	139,477	1,989	2.88	130,248	295	0.46
FHLB borrowed funds	665,356	12,786	3.88	400,000	3,771	1.90
Subordinated debentures	440,273	8,247	3.78	589,917	12,319	4.21
Total interest-bearing liabilities	13,779,191	152,333	2.23	13,141,434	32,010	0.49
Non-interest bearing liabilities
Non-interest bearing deposits	4,879,521			5,152,673
Other liabilities	201,562			142,080
Total liabilities	18,860,274			18,436,187
Shareholders' equity	3,600,061			3,172,200
Total liabilities and shareholders' equity	$22,460,335			$21,608,387
Net interest spread			3.65%			3.30%
Net interest income and margin - FTE		$425,360	4.33		$334,115	3.46

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$105,271	$102,962	$115,687	$108,705	$15,978	$208,233	$80,870
Pre-tax adjustments
BOLI death benefits	(2,779)	—	—	—	—	(2,779)	—
Merger and acquisition expenses	—	—	—	—	48,731	—	49,594
Initial provision for credit losses - acquisition	—	—	—	—	58,585	—	58,585
Fair value adjustment for marketable securities	(783)	11,408	(1,032)	2,628	1,801	10,625	(324)
Special dividend from equity investment	—	—	—	—	(1,434)	—	(1,434)
TRUPS redemption fees	—	—	—	—	2,081	—	2,081
Special lawsuit settlement, net of expense	—	—	(10,000)	—	—	—	—
Recoveries on historic losses	—	(3,461)	—	(1,065)	(2,353)	(3,461)	(5,641)
Hurricane expense	—	—	176	—	—	—	—
Total pre-tax adjustments	(3,562)	7,947	(10,856)	1,563	107,411	4,385	102,861
Tax-effect of adjustments	(879)	1,961	(2,679)	393	26,396	1,082	25,176
Total adjustments after-tax (B)	(2,683)	5,986	(8,177)	1,170	81,015	3,303	77,685
Earnings, as adjusted (C)	$102,588	$108,948	$107,510	$109,875	$96,993	$211,536	$158,555

Average diluted shares outstanding (D)	202,923	203,625	204,179	205,135	206,015	203,274	185,223

GAAP diluted earnings per share: (A/D)	$0.52	$0.51	$0.57	$0.53	$0.08	$1.02	$0.44
Adjustments after-tax: (B/D)	(0.01)	0.03	(0.04)	0.01	0.39	0.02	0.42
Diluted earnings per common share, as adjusted: (C/D)	$0.51	$0.54	$0.53	$0.54	$0.47	$1.04	$0.86
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.90%	1.84%	1.98%	1.81%	0.26%	1.87%	0.75%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.85	1.95	1.84	1.83	1.57	1.90	1.48
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.07	2.00	2.15	1.97	0.31	2.03	0.83
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.02	2.12	2.00	1.99	1.70	2.07	1.60

GAAP net income available to common shareholders (A)	$105,271	$102,962	$115,687	$108,705	$15,978	$208,233	$80,870
Amortization of intangibles (B)	2,478	2,477	2,478	2,477	2,477	4,955	3,898
Amortization of intangibles after-tax (C)	1,866	1,866	1,866	1,854	1,854	3,732	2,903
Adjustments after-tax (D)	(2,683)	5,986	(8,177)	1,170	81,015	3,303	77,685
Average assets (E)	22,227,404	22,695,855	23,187,005	23,778,769	24,788,365	22,460,335	21,608,387
Average goodwill & core deposit intangible (F)	1,452,951	1,455,423	1,454,639	1,459,034	1,423,466	1,454,180	1,211,580

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	11.63%	11.70%	13.29%	12.25%	1.78%	11.66%	5.14%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	11.33	12.38	12.35	12.39	10.83	11.85	10.08
Return on average tangible common equity: (A/(D-E))	19.39	19.75	22.96	20.93	2.96	19.57	8.32
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	18.90	20.90	21.33	21.16	17.94	19.88	16.31
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	19.74	20.11	23.33	21.29	3.30	19.92	8.62
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	19.24	21.26	21.70	21.52	18.29	20.23	16.61

GAAP net income available to common shareholders (A)	$105,271	$102,962	$115,687	$108,705	$15,978	$208,233	$80,870
Earnings excluding intangible amortization (B)	107,137	104,828	117,553	110,559	17,832	211,965	83,773
Adjustments after-tax (C)	(2,683)	5,986	(8,177)	1,170	81,015	3,303	77,685
Average common equity (D)	3,630,194	3,569,592	3,454,005	3,519,296	3,591,758	3,600,061	3,172,200
Average goodwill & core deposits intangible (E)	1,452,951	1,455,423	1,454,639	1,459,034	1,423,466	1,454,180	1,211,580
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	44.00%	44.80%	42.44%	43.24%	66.31%	44.39%	58.26%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	44.83	43.42	43.07	42.97	46.02	44.12	46.53
Pre-tax net income to total revenue (net) (A/(B+C))	53.23	53.43	54.50	55.39	7.92	53.33	25.72
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	51.85	56.63	50.52	56.00	52.06	54.20	51.10
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$140,870	$134,115	$153,423	$141,959	$77,857	$274,985	$162,778
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	137,308	142,062	142,567	143,522	126,683	279,370	207,054
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	54.78%	53.91%	56.34%	55.39%	32.00%	54.35%	40.18%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	53.40	57.11	52.35	56.00	52.06	55.22	51.10

Pre-tax net income (A)	$136,887	$132,915	$148,423	$141,959	$19,272	$269,802	$104,193
Net interest income (B)	207,643	214,595	215,666	213,104	198,758	422,238	329,906
Non-interest income (C)	49,509	34,164	56,660	43,201	44,581	83,673	75,250
Non-interest expense (D)	116,282	114,644	118,903	114,346	165,482	230,926	242,378
Fully taxable equivalent adjustment (E)	1,494	1,628	2,017	2,437	2,471	3,122	4,209
Total pre-tax adjustments (F)	(3,562)	7,947	(10,856)	1,563	107,411	4,385	102,861
Initial provision for credit losses - acquisition (G)	—	—	—	—	58,585	—	58,585
Amortization of intangibles (H)	2,478	2,477	2,478	2,477	2,477	4,955	3,898
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$783	$(11,408)	$1,032	$(2,628)	$(1,801)	$(10,625)	$324
Gain on OREO	319	—	13	—	9	319	487
Gain (loss) on branches, equipment and other assets, net	917	7	10	(13)	2	924	18
Special dividend from equity investment	—	—	—	—	1,434	—	1,434
Lawsuit settlement - special lawsuit	—	—	15,000	—	—	—	—
BOLI death benefits	2,779	—	—	—	—	2,779	—
Recoveries on historic losses	—	3,461	—	1,065	2,353	3,461	5,641
Total non-interest income adjustments (I)	$4,798	$(7,940)	$16,055	$(1,576)	$1,997	$(3,142)	$7,904
Non-interest expense:
Merger and acquisition expenses	—	—	—	—	48,731	—	49,594
Hurricane expense	—	—	176	—	—	—	—
Legal expense - special lawsuit	—	—	5,000	—	—	—	—
TRUPS redemption fees	—	—	—	—	2,081	—	2,081
Total non-interest expense adjustments (J)	$—	$—	$5,176	$—	$50,812	$—	$51,675

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$18.04	$17.87	$17.33	$16.94	$17.04
Tangible book value per common share: ((A-C-D)/B)	10.87	10.71	10.17	9.82	9.92

Total stockholders' equity (A)	$3,654,084	$3,630,885	$3,526,362	$3,460,015	$3,498,565
End of period common shares outstanding (B)	202,573	203,168	203,434	204,219	205,291
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,394,353	1,398,400
Core deposit and other intangibles (D)	53,500	55,978	58,455	60,932	63,410
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	16.51%	16.12%	15.41%	14.94%	14.43%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.65	10.33	9.66	9.24	8.94

Total assets (A)	$22,126,429	$22,518,255	$22,883,588	$23,157,370	$24,253,168
Total stockholders' equity (B)	3,654,084	3,630,885	3,526,362	3,460,015	3,498,565
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,394,353	1,398,400
Core deposit and other intangibles (D)	53,500	55,978	58,455	60,932	63,410